UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2014, EnerJex Resources, Inc. (the "Company"), filed with the Nevada Secretary of State a Certificate of Amendment to amend its Amended and Restated Articles of Incorporation, effective after the close of the trading day on May 30, 2014, to effect a 1-for-15 reverse split of its outstanding shares of Common Stock. The Certificate of Amendment was authorized by the Company's Board of Directors on May 12, 2014. A copy of the Certificate of Amendment is filed as an Exhibit to this Report.

Item 8:01 Other Events.

Effective after close of trading on May 30, 2014, the Company amended its Amended and Restated Articles of Incorporation to effect a 1-for-15 reverse stock split (the "Reverse Stock Split") of the Company's outstanding shares of Common Stock (the "Common Stock"), as previously approved by Company stockholders at the 2013 Annual Meeting of Stockholders held on June 6, 2013. The Common Stock will begin trading on the OTCBB on a split-adjusted basis when the market opens on June 2, 2014.

By reason of the Reverse Stock Split, each fifteen (15) shares of the Company's Common Stock will automatically, and without any action on the part of the respective holders, be combined and converted into one (1) issued and outstanding share of Common Stock. The Reverse Stock Split will result in the reduction in the number of issued and outstanding shares of Common Stock from approximately 109,904,028 to approximately 7,326,935. The Reverse Stock Split will affect all issued and outstanding shares of the Company's Common Stock, as well as Common Stock underlying stock options, warrants and convertible preferred stock outstanding immediately prior to the Reverse Stock Split.

No fractional shares will be issued as a result of the Reverse Stock Split and all fractional shares to which a stockholder might otherwise be entitled will be rounded up to the nearest whole share. Stockholders holding physical share certificates will receive instructions from the Company's transfer agent, Standard Registrar & Transfer Company, Inc. regarding the process for exchanging their pre-split share certificates for new share certificates. Stockholders with shares held in book-entry form or through a bank, broker or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts. Beneficial holders may contact their bank, broker, or nominee for more information. Following the Reverse Stock Split, certificates evidencing pre-split shares of Common Stock will evidence only the right to receive a certificate evidencing post-split shares.

The Common Stock will continue to trade on OTCBB under the ticker symbol ENRJ. The ticker symbol will temporarily be appended with a "D" to signify the effectiveness of the Reverse Stock Split. The post-split Common Stock will trade under a new CUSIP number, 292758406.

On June 2, 2014, the Company issued a press release announcing the Reverse Stock Split, which is incorporated herein by reference as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation as filed with the Nevada Secretary of State.
99.1	Press release dated June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: June 2, 2014	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President